UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 17, 2022

HANOVER BANCORP, INC.

(Exact name of registrant as specified in its charter)

New York	001-41384	81-3324480
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

80 East Jericho Turnpike, Mineola, New York		11501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (516) 548-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock	HNVR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Retirement and Transition Arrangement with Brian K. Finneran

Hanover Bancorp, Inc. (the “Company”) announced that Brian K. Finneran, who currently serves as the President of the Registrant and its wholly-owned subsidiary Hanover Community Bank (the “Bank”), will retire effective February 15, 2023 (the “Retirement Date”). In order to ensure an orderly transition upon Mr. Finneran’s planned retirement, the Company and Mr. Finneran entered into a Retirement and Transition Agreement (the “Agreement”) as of October 17, 2022, which among other items, provides for the following:

•	Mr. Finneran will serve as the President of the Company and the Bank until the Retirement Date and will be entitled to his 2022 calendar year cash bonus payment, regardless of whether that bonus is actually paid prior to or after the Retirement Date;
•	All equity awards outstanding as of the Retirement Date will be treated in accordance with their terms, provided that Mr. Finneran’s retirement will be treated as a “Retirement” under the terms of the restricted stock awards and performance units granted in January 2022, and the grant agreements will be amended to substitute the restrictive covenants contained in the Agreement, which prohibit Mr. Finneran from serving as an employee of any entity offering products or services substantially similar to those offered by the Company if he is based in New York, and also prohibit him from serving on the board of directors of four institutions identified in the Agreement, for those contained in the grant agreements; and
•	Effective as of the Retirement Date, that certain Third Amended and Restated Employment Agreement dated as of July 24, 2017 by and among the Mr. Finneran, the Company and the Bank is terminated (except with respect to certain provisions set forth therein with respect to non-solicitation and confidentiality, which shall survive).

In order to ensure the Company’s continued access to Mr. Finneran and his expertise for a reasonable transition period, the Company and Mr. Finneran have also agreed that commencing on the Retirement Date and continuing until August 15, 2023, Mr. Finneran will serve as a consultant to the Company and Bank regarding matters which were within the scope of his employment while employed. Mr. Finneran will be paid $41,666.66 per month for such services.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following Exhibits are furnished as part of this report:

Exhibit Number	Description
Exhibit 10.1	Retirement and Transition Agreement (Certain confidential portions (as indicated therein) of this exhibit have been omitted.)
Exhibit 104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER BANCORP, INC.

Date: October 17, 2022	By:	/s/ Lance P. Burke
Lance P. Burke
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)

INDEX OF EXHIBITS

Exhibit Number	Description
Exhibit 10.1	Retirement and Transition Agreement(Certain confidential portions (as indicated therein) of this exhibit have been omitted.)
Exhibit 104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)